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Exhibit 10(i)
                       CONSENT OF INDEPENDENT ACCOUNTANTS





To the Board of Directors of
Massachusetts Mutual Life Insurance Company

We consent to the inclusion in this Post-Effective Amendment No.18 to the Registration Statement of Massachusetts Mutual Variable Annuity Separate Account 2 - Flex-Annuity IV segment (Non-Qualified) on Form N-4 (Registration No.2-75413), of our reports dated February 25, 1999, on our audits of Massachusetts Mutual Variable Annuity Separate Account 2- Flex-Annuity IV segment (Non-Qualified) and Massachusetts Mutual Variable Annuity Separate Account 1 - Variable Annuity Fund 4 and Flex-Annuity IV segment (Qualified), and of our report dated February 25, 1999, on our audits of the statutory financial statements of Massachusetts Mutual Life Insurance Company, which includes explanatory paragraphs relating to the use of statutory accounting practices, which differ from generally accepted accounting principles. We also consent to the reference to our Firm under the caption "Experts" in the Statement of Additional Information.



PricewaterhouseCoopers, LLP

Springfield, Massachusetts
April 27, 1999

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